UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 24, 2014

INTERACTIVE BROKERS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33440	30-0390693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Pickwick Plaza, Greenwich, CT 06830
(Address of Principal Executive Offices) (Zip Code)

(203) 618-5800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of Interactive Brokers Group, Inc. (the "Company") was held on April 24, 2014.

The stockholders voted on proposals to elect directors to the Company's Board of Directors (the "Board"), to approve an amendment to the Company’s 2007 Stock Incentive Plan to increase the number of shares of Class A Common Stock authorized and reserved for issuance from 20 million to 30 million shares and to ratify the appointment of Deloitte & Touche LLP as independent auditor.

All nominees for election to the Board were elected for a one year term expiring at the annual meeting of stockholders in the following year.  Each director will hold office until his successor has been elected and qualified or until the director's earlier resignation or removal.

The number of votes cast for or against and the number of abstentions with respect to each proposal is set forth below.  The Company's independent inspector of election reported the vote of the stockholders as follows:

				Broker
Election of Directors (percentages shown are of the votes cast)	For	Against	Abstain	Non-Vote
Thomas Peterffy	367,273,959	18,514,850	30,986	10,125,954
	95.19%	4.80%	0.01%
Earl H. Nemser	366,789,892	19,012,163	17,740	10,125,954
	95.07%	4.93%	0.00%
Paul J. Brody	371,682,240	14,122,731	14,824	10,125,954
	96.34%	3.66%	0.00%
Milan Galik	376,242,008	9,562,962	14,825	10,125,954
	97.52%	2.48%	0.00%
Lawrence E. Harris	385,124,110	675,162	20,523	10,125,954
	99.82%	0.17%	0.01%
Hans R. Stoll	385,491,035	309,309	19,451	10,125,954
	99.91%	0.08%	0.01%
Wayne Wagner	385,515,390	284,954	19,451	10,125,954
	99.92%	0.07%	0.01%
Richard Gates	385,471,230	329,114	19,451	10,125,954
	99.91%	0.08%	0.01%

Stockholders approved the amendment to the Company’s 2007 Stock Incentive Plan to increase the number of shares of Class A Common Stock authorized and reserved for issuance from 20 million to 30 million shares by a vote of 359,764,761 for; 26,019,394 against; 35,640 abstentions; and 10,125,954 broker non-votes.

Stockholders approved the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014, by a vote of 395,185,597 for; 708,723 against; and 51,429 abstentions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2014

INTERACTIVE BROKERS GROUP, INC.

By:	/s/ Paul J. Brody
Name:	Paul J. Brody
Title:	Chief Financial Officer, Treasurer and Secretary